UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2010

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 29, 2010 Bank of the Ozarks, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that its wholly owned subsidiary, Bank of the Ozarks (the “Bank”) had entered into a Purchase and Assumption Agreement on March 26, 2010 (the “Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) as Receiver, pursuant to which the Bank acquired substantially all of the assets and assumed substantially all of the deposits and other liabilities of Unity National Bank (“Unity National”), a national bank headquartered in Cartersville, Georgia. The final carrying values of acquired loans and the final list of the assets acquired and liabilities assumed remain subject to finalization and revision by the FDIC and the Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of March 26, 2010.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates and supplements the disclosure provided in Item 7.01 of the Original Report. Financial information in the Original Report reflected certain values as of January 15, 2010 and omitted certain information with respect to assets, deposits and other liabilities that were retained by the FDIC. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. The Company anticipates that it will further amend the Original Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01. All financial and other numeric measures of Unity National as described in this Current Report were based upon information as of March 26, 2010 and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 26, 2010, the Bank purchased substantially all of the assets and assumed substantially all of the deposits and other liabilities of Unity National, from the FDIC, as receiver for Unity National (the “Acquisition”), pursuant to the terms of the Agreement entered into by the Bank and the FDIC on March 26, 2010.

Under the terms of the Agreement, the Bank acquired approximately $276 million in assets less approximately $19 million of assets to be retained by the FDIC. Assets acquired include approximately $205 million in loans and other real estate owned by Union National and approximately $3.5 million in marketable securities. The Bank also assumed approximately $244 million in liabilities, including approximately $221 million in deposits which excludes approximately $24 million in brokered deposits not assumed by the Bank. In connection with the Acquisition, the FDIC made a payment to the Bank in the amount of approximately $29.9 million. This amount is subject to customary post-closing adjustments based upon the final closing date balance sheet for Unity National.

Pursuant to the terms of the Agreement’s loss sharing arrangements, the FDIC will cover 80% of the losses on the disposition of loans and foreclosed real estate up to a stated threshold of $65 million and it will cover 95% of the losses that exceed such threshold. The assets were purchased from the FDIC at a discount of $29.9 million with no stated deposit premium. The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid the Bank 95% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and the Bank’s reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and the Bank reimbursement to the FDIC for eight years, in each case as described above.

In addition, on May 15, 2020 (the “True-Up Measurement Date”), the Bank has agreed to pay to the FDIC 50% of the excess, if any of (i) 20% of the stated threshold of $65 million less (ii) the sum of (A) 25% of the asset premium (discount), plus (B) 25% of the cumulative shared loss payments (defined as the aggregate of all loss sharing payments made by the FDIC to the Bank under the loss sharing agreements minus the aggregate of all reimbursement payments made by the Bank to the FDIC under the loss sharing agreements), plus (C) the period servicing amounts for any 12-month period prior to and ending on the True-Up Measurement Date (defined as the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than shared loss securities) at the beginning of the period, times 1%.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Unity National or any of its affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of Unity Holdings, Inc., the holding company for Unity National, and with respect to claims based on any action by Unity National’s directors, officers and other employees.

The forgoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than June 11, 2010.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Unity National Bank, Cartersville, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: April 1, 2010	/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Unity National Bank, Cartersville, Georgia, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of March 26, 2010.

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